Exhibit 32.2

Written Statement of the Executive Vice President, Chief Financial Officer and Controller
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President, Chief Financial Officer and Controller of Hudson Global, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEPHEN A. NOLAN
Stephen A. Nolan
November 10, 2014